Exhibit 99.1

VBI Vaccines Reports First Quarter 2024 Financial Results

●	PreHevbrio® (Hepatitis B Vaccine [Recombinant]) global net revenue increased 105% year-over-year in the first quarter of 2024 compared to the first quarter of 2023
●	Initial encouraging tumor response data from randomized Phase 2b study of VBI-1901 in recurrent glioblastoma (GBM) announced in April – additional data expected mid-year and year-end 2024
●	Evaluation of novel mRNA-launched eVLP (MLE) platform technology underway by potential partners

CAMBRIDGE, Mass. (May 15, 2024) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today provided a business update and announced financial results for the quarter ended March 31, 2024.

“To date in 2024, our focus has centered around pipeline execution, expanding access and increased uptake of PreHevbrio in targeted market segments, and execution of strategic partnerships to drive opportunity for our portfolio assets, create shareholder value, and strengthen our balance sheet,” said Jeff Baxter, VBI’s President and CEO. “We remain committed to creating opportunities for our vaccines, candidates, and technologies to meaningfully impact public health and the lives of patients, providers, and families.”

Recent Key Program Achievements and Projected Upcoming Milestones

PreHevbrio® [Hepatitis B Vaccine (Recombinant)]

●	Product revenue, net increased 105% from Q1 2023, with $1.0 million earned in Q1 2024
●	US:

●	H1 2024 PreHevbrio U.S. sales continue to demonstrate substantial growth over 2023, with over 80% of the 2023 full-year volume being sold in the first five months of 2024
●	Commercial execution in Q1 2024 created new demand in the large Integrated Delivery Network (IDN) and hospital system space, and saw continued national and regional pharmacy uptake
●	Public sector momentum building with PreHevbrio now available for purchase under the CDC Adult Vaccine Contract

●	Ex-US – PreHevbri®:

●	VBI partners with Valneva SE to make PreHevbri available in certain European countries
●	In 2023, through this partnership, PreHevbri was launched in the UK, Sweden, Netherlands, and Belgium – in early 2024, PreHevbri also became available in Denmark and Norway

VBI-1901: Cancer Vaccine Immunotherapeutic Candidate – Glioblastoma (GBM)

●	VBI-1901 is being evaluated in an ongoing, randomized, controlled Phase 2b study in comparison to standard-of-care chemotherapy treatment in recurrent GBM patients
●	April 2024: Encouraging early tumor response data from Phase 2b study in recurrent GBM presented at World Vaccine Congress 2024:

○	VBI-1901 Arm: 2 stable disease (SD) observations among patients eligible for evaluation at week 12 (n=2/5), achieving a 40% disease control rate, consistent with 44% disease control rate observed in the Phase 1/2a portion of the study
○	Control Arm (carmustine or lomustine chemotherapy): No tumor responses have been observed to date (n=0/6; 0% disease control rate) – all evaluable patients experienced a 2-8x increase in tumor size by week 6 and have been taken off study protocol

●	Mid-Year 2024 and Year-End: Additional tumor response data from ongoing Phase 2b study expected mid-year 2024, with initial survival data from early-enrolled participants expected by year-end 2024, subject to speed of enrollment

Novel mRNA-Launched eVLP (MLE) Technology Platform

●	April 2024: Announced expansion of strategic partnership with the Canadian Government to advance the development of the MLE technology platform, supported by the CAD$28 million funding award remaining under the original agreement
●	Throughout 2024: MLE technology remains under active evaluation by potential partners

Other Achievements and Upcoming Milestones

●	February 2024: Announced a series of agreements with Brii Biosciences (“Brii Bio”), pursuant to which, subject to achievement of certain activities, VBI would receive up to $33 million in consideration for VBI’s manufacturing capabilities and certain related assets at Rehovot manufacturing facility, the intellectual property for VBI-2601, VBI’s hepatitis B immunotherapeutic candidate, and a license for VBI-1901 in the Asia Pacific region, excluding Japan

○	Following completion of the full transaction, target mid-year 2024, VBI expects its total debt principal to be significantly reduced to $17 million

●	2024: Additional data expected from Phase 1 study of VBI-2901, VBI’s multivalent pan-coronavirus vaccine candidate – initial data from which were reported in September 2023

Recent Peer-Reviewed Publications

●	Langley, Gantt, et al., “An enveloped virus-like particle alum-adjuvanted cytomegalovirus vaccine is safe and immunogenic: A first-in-humans Canadian Immunization Research Network (CIRN) study” published in Vaccine – Link Here

Financial Results for the Three Months Ended March 2024

●	Cash Position: As of March 31, 2024 VBI had $12.6 million in cash as compared with $23.7 million in cash as of December 31, 2023. Cash position at March 31, 2024, does not include approximately $2.8 million gross proceeds from registered direct offering of common shares and warrants, warrant exercises, and sale of common shares through VBI’s at-the-market facility with Jefferies LLC, subsequent to March 31, 2024 and through early April 2024.
●	Revenues, net: Revenues, net for the first quarter 2024 were $1.2 million as compared to $0.5 million for the same period in 2023. The revenue increase was a result of an increase in product sales of PreHevbrio in the U.S.
●	Cost of Revenues: Cost of revenues was $2.7 million in the first quarter of 2024 as compared to $3.6 million in the first quarter of 2023. The decrease in the cost of revenues was a result of the April 2023 organizational changes and decreased inventory-related costs, offset by increased product sales.
●	Research and Development (R&D): R&D expenses for the first quarter of 2024 were $2.6 million as compared to $3.2 million for the same period in 2023. R&D expenses were offset by $0.7 million for the three months ended March 31, 2024, and $2.4 million for the three months ended March 31, 2023 due to government grants and funding arrangements. The decrease in R&D expenses is primarily a result of decreased development expenses for VBI’s pan-coronavirus and GBM candidates, VBI-2901 and VBI-1901, due to timing of ongoing clinical studies of each candidate.
●	Sales, General, and Administrative (SG&A): SG&A expenses for the first quarter of 2024 were $7.7 million as compared to $13.3 million in the first quarter of 2023. The decrease in SG&A expenses was mainly a result of the April 2023 organizational changes that reduced our internal workforce, commercial field teams, and operating expenses.
●	Net Cash Used in Operating Activities: Net cash used in operating activities for the first quarter of 2024 was $11.8 million compared to $21.7 million for the same period in 2023. The 46% decrease in cash outflows is largely due to a decrease in net loss as a result of the April 2023 organizational changes, in addition to the change in operating working capital, most notably in inventory, other current assets, accounts payable, and other current liabilities.
●	Net Loss and Net Loss Per Share: Net loss and net loss per share for the first quarter of 2024 were $17.9 million and $0.73, respectively, as compared to a net loss and net loss per share of $27.8 million and $3.22 for the first quarter of 2023, respectively.
●	Net Loss and Net Loss Per Share, Excluding Foreign Exchange Loss: Net loss and net loss per share, excluding foreign exchange loss, for the first quarter 2024 were $13.6 million and $0.55, respectively, compared to $20.9 million and $2.43 for the first quarter 2023, respectively. See “Use of Non-GAAP Financial Measures” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” for a reconciliation of this non-GAAP financial measure to net loss and net loss per share.

○	Foreign exchange loss for the first quarter of 2024 was $4.3 million as compared to $6.8 million for the first quarter of 2023. Certain intercompany loans between the Company and its subsidiaries are denominated in a currency other than the functional currency of each entity. The decrease in foreign exchange loss was a result of the changes in the foreign currency exchange rates (of the New Israeli Shekel and the Canadian Dollar) in which the foreign currency transactions were denominated for each of those periods, including the foreign exchange impact of intercompany loans that are translated at period end.

Use of Non-GAAP Financial Measures

Net Loss, Excluding Foreign Exchange Loss, and Net Loss Per Share, Excluding Foreign Exchange Loss, are non-GAAP financial measures and are defined as Net Loss and Net Loss Per Share excluding the foreign exchange loss in both calculations. Net Loss, Excluding Foreign Exchange Loss, and Net Loss Per Share, Excluding Foreign Exchange Loss, are not intended to replace Net Loss or Net Loss Per Share or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). VBI’s management believes that the presentation of Net Loss, Excluding Foreign Exchange Loss, and Net Loss Per Share, Excluding Foreign Exchange Loss, are useful to investors because management does not consider foreign exchange loss, which is primarily driven by changes in exchange rates related to certain intercompany loans, and is a non-recurring item, when evaluating VBI’s operating performance. Non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. The presentation of these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. Reconciliations of the Company’s non-GAAP measures are included below.

The following represents a reconciliation of Net Loss to Net Loss, Excluding Foreign Exchange Loss, and Net Loss Per Share to Net Loss Per Share, Excluding Foreign Exchange Loss. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” for a reconciliation of this non-GAAP financial measure to net loss and net loss per share.

GAAP to Non-GAAP Reconciliations

The following represents a reconciliation of Net Loss to Net Loss Excluding Impairment Charges and Foreign Exchange Loss and Net Loss per Share Excluding Foreign Exchange Loss.

	Three Months Ended March 31
	2024	2023
	(Unaudited) (In 000’s except share and per share amounts)
Net Loss	$(17,900)	$(27,751)
Foreign exchange loss	4,330	6,813
Net loss, excluding impairment charges and foreign exchange loss	$(13,570)	$(20,938)

Weighted-average number of shares	24,584,798	8,608,539
Net loss per share, excluding impairment charges and foreign exchange loss	$(0.55)	$(2.43)

About PreHevbrio [Hepatitis B Vaccine (Recombinant)]

PreHevbrio is the only 3-antigen hepatitis B vaccine, comprised of the three surface antigens of the hepatitis B virus – Pre-S1, Pre-S2, and S. It is approved for use in the U.S., European Union/European Economic Area, United Kingdom, Canada, and Israel. The brand names for this vaccine are: PreHevbrio® (US/Canada), PreHevbri® (EU/EEA/UK), and Sci-B-Vac® (Israel).

Please visit www.PreHevbrio.com for U.S. Important Safety Information for PreHevbrio [Hepatitis B Vaccine (Recombinant)], or please see U.S. Full Prescribing Information.

U.S. Indication

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

U.S. Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov.

Please see Full Prescribing Information.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology and a proprietary mRNA-launched eVLP (“MLE”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such forward-looking statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the Company’s ability to regain and maintain compliance with the listing standards of the Nasdaq Capital Market, the Company’s ability to satisfy all of the conditions to the consummation of the transactions with Brii Biosciences, the Company’s ability to comply with its obligations under its loan agreement with K2 HealthVentures, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the COVID-19 endemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on April 16, 2024, and filed with the Canadian security authorities at sedarplus.ca on April 16, 2024, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Vaccines Inc. and Subsidiaries

Selected Condensed Consolidated Balance Sheet

(Unaudited, In Thousands)

	Three Months Ended March 31
	2024	2023
	(Unaudited) (In 000’s except share and per share amounts)
Assets
Cash	$12,595	$23,685
Accounts receivable, net	227	-
Inventory, net	9,944	8,499
Prepaid expenses and other current assets	3,595	4,047
Total current assets	26,361	36,231
Property and equipment, net	9,088	9,665
Intangible assets, net	35,734	36,499
Goodwill	1,107	1,130
Other non-current assets	3,153	3,426
Total Assets	$75,443	$86,951

Liabilities and stockholders’ equity
Accounts payable	$8,871	$6,431
Other current liabilities	68,723	69,305
Total current liabilities	77,594	75,736
Total non-current liabilities	3,316	3,688
Total liabilities	80,910	79,424
Total stockholders’ equity	(5,467)	7,527
Total liabilities and stockholders’ equity	$75,443	$86,951

VBI Vaccines Inc. and Subsidiaries

Condensed Consolidated Statement of Operations and Comprehensive Loss

(Unaudited, In Thousands Except Share and Per Share Amounts)

	Three Months Ended March 31
	2024	2023
	(Unaudited)
Revenues, net	$1,214	$485
Operating expenses
Cost of revenues	2,724	3,559
Research and development	2,571	3,151
Sales, general, and administrative	7,671	13,284
Total operating expenses	12,966	19,994
Loss from operations	(11,752)	(19,509)
Interest expense, net of interest income	(1,818)	(1,429)
Foreign exchange loss	(4,330)	(6,813)
Loss before income taxes	(17,900)	(27,751)
Income tax benefit	-	-
Net Loss	$(17,900)	$(27,751)
Basic and diluted net loss per share	$(0.73)	$(3.22)
Weighted-average number of shares used to compute basic and diluted net loss per share	24,584,798	8,608,539
Other comprehensive income	3,484	6,599
Comprehensive Loss	$(14,416)	$(21,152)

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com